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Greg Ehlinger                                                                                                                                      (812) 376-1935

April 26, 2001                                                                                                                           For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES

SECOND QUARTER DIVIDEND

(Columbus, IN) Irwin Financial Corporation today announced its second quarter dividend. The dividend of $0.065 per share will be paid on June 22, 2001, to all shareholders of record on June 8, 2001. The dividend rate is a $0.005 per share or 8.3% increase as compared with the dividend paid in the second quarter of 2000.

Irwin Financial Corporation (www.irwinfinancial.com) is an interrelated group of specialized financial services companies. The Corporation, through its five subsidiaries -- Irwin Home Equity Corporation, Irwin Mortgage Corporation, Irwin Union Bank and Trust Company, Irwin Business Finance, and Irwin Ventures LLC -- provides a broad range of consumer and commercial financial services in selected markets nationwide.